Exhibit 10.63

SENIOR SECURED FOURTH TRANCHE US LAST OUT TERM NOTE

June 30, 2016	Note #6/30/16-A Principal: U.S. $[****]

FOR VALUE RECEIVED, ELEVATE CREDIT SERVICE, LLC, a Delaware limited liability company (the “US Last Out Term Note Borrower”) hereby promises to pay to VPC SPECIALTY FINANCE FUND I, L.P. or its registered assigns (the “Holder”) the amount set out above as the Principal or, if less, the aggregate unpaid outstanding principal amount under this Note pursuant to the terms of that certain Second Amended and Restated Financing Agreement, dated as of June 30, 2016, by and among the US Last Out Term Note Borrower, the other Borrowers party thereto, the other Credit Parties party thereto, Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, the “Agent”) and the Lenders party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time the “Financing Agreement”). The US Last Out Term Note Borrower hereby promises to pay accrued and unpaid interest and Prepayment Premium and Yield Maintenance Premium, if any, on the aggregate outstanding principal amount under this Note (as defined below) on the dates, rates and in the manner provided for in the Financing Agreement. This Senior Secured Fourth Tranche US Last Out Term Note (including all Senior Secured Fourth Tranche US Last Out Term Notes issued in exchange, transfer, or replacement hereof, this “Note”) is one of the Senior Secured Fourth Tranche US Last Out Term Notes issued pursuant to the Financing Agreement (collectively, the “Notes”). Capitalized terms used and not defined herein are defined in the Financing Agreement.

This Note is subject to optional redemption and mandatory prepayment on the terms specified in the Financing Agreement, but not otherwise. At any time an Event of Default exists, the aggregate outstanding principal amount under this Note, together with all accrued and unpaid interest and any applicable premium due, if any, may be declared or otherwise become due and payable in the manner, at the price and with the effect, all as provided in the Financing Agreement.

All payments in respect of this Note are to be made in lawful money of the United States of America at the Agent’s office in Chicago, Illinois or at such other place as the Agent or the Holder shall have designated by written notice to the US Last Out Term Note Borrower as provided in the Financing Agreement.

This Note may be offered, sold, assigned or transferred by the Holder as provided in the Financing Agreement.

This Note is a registered Note and, as provided in the Financing Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

US Last Out Term Note Borrower may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the US Last Out Term Note Borrower will not be affected by any notice to the contrary.

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note and all disputes arising hereunder shall be governed by, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The parties hereto (a) agree that any legal action or proceeding with respect to this Note or any other agreement, document, or other instrument executed in connection herewith, shall be brought in any state or federal court located within Wilmington, Delaware, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Note, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts, and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

THE HOLDER AND THE US LAST OUT TERM NOTE BORROWER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the US Last Out Term Note Borrower has caused this Note to be duly executed as of the date set out above.

US LAST OUT TERM NOTE BORROWER:

ELEVATE CREDIT SERVICE, LLC, a Delaware limited liability company

By:	/s/ Kenneth E. Rees
Name:	Kenneth E. Rees
Title:	President

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.